Exhibit 99.1

FOR IMMEDIATE RELEASE
INVESTOR CONTACT:	MEDIA CONTACT:
Mark Kimbrough	Ed Fishbough
615-344-2688	615-344-2810

HCA Reports Second Quarter 2013 Results

Nashville, Tenn., August 1, 2013 – HCA Holdings, Inc. (NYSE: HCA) today announced financial and operating results for the second quarter ended June 30, 2013.

Key second quarter metrics (all percentage changes compare 2Q 2013 to 2Q 2012 unless noted):

•	Revenues increased 4.2 percent to $8.450 billion

•	Net income attributable to HCA Holdings, Inc. totaled $423 million, or $0.91 per diluted share

•	Adjusted EBITDA increased 7.6 percent to $1.689 billion

•	Cash flows from operations totaled $814 million

•	Same facility equivalent admissions increased 1.1 percent while same facility admissions increased 1.3 percent

•	Same facility revenue per equivalent admission increased 2.9 percent

“We are pleased with the second quarter results, produced through volume growth, increasing acuity and favorable expense management by our operating teams,” stated Richard M. Bracken, HCA Chairman and CEO. “Our operating teams are doing an excellent job providing cost efficient and quality care,” concluded Bracken.

Revenue growth in the second quarter was reflective of increased patient volumes and improved revenue per equivalent admission. Revenue in the second quarter of 2013 increased to $8.450 billion, from $8.112 billion in the second quarter of 2012.

Same facility equivalent admissions increased 1.1 percent in the second quarter of 2013 compared to the prior year period, while same facility admissions increased 1.3 percent. On a same facility basis, emergency room visits increased 0.8 percent in the second quarter of 2013, compared to the prior year period.

Net income attributable to HCA Holdings, Inc. totaled $423 million, or $0.91 per diluted share, compared to $391 million, or $0.85 per diluted share, in the second quarter of 2012. Results for the second quarter of 2013 include gains on sales of facilities of $4 million, compared to losses on sales of facilities of $2 million in the second quarter of 2012.

Adjusted EBITDA increased to $1.689 billion compared to $1.569 billion in the second quarter of 2012. Adjusted EBITDA is a non-GAAP financial measure. Tables providing supplemental information on Adjusted EBITDA and reconciling net income attributable to HCA Holdings, Inc. to Adjusted EBITDA are included in this release.

During the second quarter of 2013, salaries and benefits, supplies and other operating expenses totaled $6.825 billion, or 80.7 percent of revenues, compared to $6.622 billion, or 81.7 percent of revenues, in the second quarter of 2012.

Six Months Ended June 30, 2013

Revenues for the six months ended June 30, 2013 totaled $16.890 billion compared to $16.517 billion in the same period of 2012. Net income attributable to HCA Holdings, Inc. was $767 million, or $1.66 per diluted share, compared to $931 million, or $2.03 per diluted share, for the first six months of 2012. Results for the six months ended June 30, 2013 include a loss on retirement of debt of $17 million, or $0.02 per diluted share, and losses on sales of facilities of $12 million, or $0.02 per diluted share. Results for the six months ended June 30, 2012 include net favorable Medicare adjustments which increased revenues by $188 million, Adjusted EBITDA by $170 million and diluted earnings per share by $0.22.

Balance Sheet and Cash Flows from Operations

As of June 30, 2013, HCA Holdings, Inc.’s balance sheet reflected cash and cash equivalents of $462 million, total debt of $28.200 billion and total assets of $27.934 billion. Total debt outstanding declined by $408 million from the first quarter of 2013. During the second quarter of 2013, capital expenditures totaled $492 million, excluding acquisitions. Net cash provided by operating activities in the second quarter of 2013 totaled $814 million compared to $1.460 billion in the prior year’s second quarter. The decline in cash flows from operating activities was primarily due to favorable changes in operating assets and liabilities during the second quarter of 2012. Accounts receivable declined $390 million during the second quarter of 2012, which included the receipt of the rural floor Medicare settlement of $271 million.

As of June 30, 2013, HCA operated 161 hospitals and 114 freestanding surgery centers.

Guidance

The Company today is reaffirming its previously issued guidance ranges for 2013.

Earnings Conference Call

HCA will host a conference call for investors at 9:00 a.m. Central Daylight Time today. All interested investors are invited to access a live audio broadcast of the call via webcast. The broadcast also will be available on a replay basis beginning this afternoon. The webcast can be accessed at: https://event.webcasts.com/starthere.jsp?ei=1019699 or through the Company’s Investor Relations web page, www.hcahealthcare.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include statements that do not relate solely to historical facts. Forward-looking statements can be identified by the use of words like “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “initiative” or “continue.” These forward-looking statements are based on our current plans and expectations and are subject to a number of known and unknown uncertainties and risks, many of which are beyond our control, which could significantly affect current plans and expectations and our future financial position and results of operations. These factors include, but are not limited to, (1) the impact of our substantial indebtedness and the ability to refinance such indebtedness on acceptable terms, (2) the effects related to the implementation of the Budget Control Act of 2011 (“BCA”) and the potential for future deficit reduction legislation that may alter BCA-mandated spending reductions, which include cuts to Medicare payments, or create additional spending reductions, (3) the effects related to the enactment and implementation of the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act (collectively, the “Health Reform Law”), the possible enactment of additional federal or state health care reforms and possible changes to the Health Reform Law and other federal, state or local laws or regulations affecting the health care industry, (4) increases in the amount and risk of collectability of uninsured accounts and deductibles and copayment amounts for insured accounts, (5) the ability to achieve operating and financial targets, and attain expected levels of patient volumes and control the costs of providing services, (6) possible changes in the Medicare, Medicaid and other state programs, including Medicaid upper payment limit programs or waiver programs, that may impact reimbursements to health care providers and insurers, (7) the highly competitive nature of the health care business, (8) changes in service mix, revenue mix and surgical volumes, including potential declines in the population covered under managed care agreements, the ability to enter into and renew managed care provider agreements on acceptable terms and the impact of consumer driven health plans and physician utilization trends and practices, (9) the efforts of insurers, health care providers and others to contain health care costs, (10) the outcome of our continuing efforts to monitor, maintain and comply with appropriate laws, regulations, policies and procedures, (11) increases in wages and the ability to attract and retain qualified management and personnel, including affiliated physicians, nurses and medical and technical support personnel, (12) the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities, (13) changes in accounting practices, (14) changes in general economic conditions nationally and regionally in our markets, (15) future divestitures which may result in charges and possible impairments of long-lived assets, (16) changes in business strategy or development plans, (17) delays in receiving payments for services provided, (18) the outcome of pending and any future tax audits, appeals and litigation associated with our tax positions, (19) potential adverse impact of known and unknown government investigations, litigation and other claims that may be made against us, (20) our ongoing ability to demonstrate meaningful use of certified electronic health record technology and recognize income for the related Medicare or Medicaid incentive payments, and (21) other risk factors described in our annual report on Form 10-K for the year ended December 31, 2012 and our other filings with the Securities and Exchange

Commission. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to “Company” and “HCA” as used throughout this release refer to HCA Holdings, Inc. and its affiliates

HCA Holdings, Inc.

Condensed Consolidated Comprehensive Income Statements

Second Quarter

(Dollars in millions, except per share amounts)

	2013		2012
	Amount	Ratio	Amount	Ratio
Revenues before provision for doubtful accounts	$9,473		$9,153
Provision for doubtful accounts	1,023		1,041

Revenues	8,450	100.0%	8,112	100.0%

Salaries and benefits	3,848	45.5	3,707	45.7
Supplies	1,470	17.4	1,422	17.5
Other operating expenses	1,507	17.8	1,493	18.5
Electronic health record incentive income	(52)	(0.6)	(70)	(0.9)
Equity in earnings of affiliates	(12)	(0.1)	(9)	(0.1)
Depreciation and amortization	425	5.1	420	5.2
Interest expense	462	5.5	448	5.5
Losses (gains) on sales of facilities	(4)	(0.1)	2	—

	7,644	90.5	7,413	91.4

Income before income taxes	806	9.5	699	8.6

Provision for income taxes	269	3.2	214	2.6

Net income	537	6.3	485	6.0

Net income attributable to noncontrolling interests	114	1.3	94	1.2

Net income attributable to HCA Holdings, Inc.	$423	5.0	$391	4.8

Diluted earnings per share	$0.91		$0.85

Shares used in computing diluted earnings per share (000)	463,184		458,621

Comprehensive income attributable to HCA Holdings, Inc.	$472		$353

HCA Holdings, Inc.

Condensed Consolidated Comprehensive Income Statements

For the Six Months Ended June 30, 2013 and 2012

(Dollars in millions, except per share amounts)

	2013		2012
	Amount	Ratio	Amount	Ratio
Revenues before provision for doubtful accounts	$18,667		$18,352
Provision for doubtful accounts	1,777		1,835

Revenues	16,890	100.0%	16,517	100.0%

Salaries and benefits	7,765	46.0	7,443	45.1
Supplies	2,949	17.5	2,841	17.2
Other operating expenses	3,030	17.8	2,986	18.1
Electronic health record incentive income	(91)	(0.5)	(125)	(0.8)
Equity in earnings of affiliates	(20)	(0.1)	(20)	(0.1)
Depreciation and amortization	849	5.0	837	5.0
Interest expense	934	5.5	890	5.4
Losses on sales of facilities	12	0.1	3	—
Loss on retirement of debt	17	0.1	—	—

	15,445	91.4	14,855	89.9

Income before income taxes	1,445	8.6	1,662	10.1

Provision for income taxes	470	2.8	538	3.3

Net income	975	5.8	1,124	6.8

Net income attributable to noncontrolling interests	208	1.3	193	1.2

Net income attributable to HCA Holdings, Inc.	$767	4.5	$931	5.6

Diluted earnings per share	$1.66		$2.03

Shares used in computing diluted earnings per share (000)	462,782		458,467

Comprehensive income attributable to HCA Holdings, Inc.	$798		$922

HCA Holdings, Inc.

Supplemental Non-GAAP Disclosures

Operating Results Summary

(Dollars in millions, except per share amounts)

			For the Six Months
	Second Quarter		Ended June 30,
	2013	2012	2013	2012
Revenues	$8,450	$8,112	$16,890	$16,517

Net income attributable to HCA Holdings, Inc.	$423	$391	$767	$931
Losses (gains) on sales of facilities (net of tax)	(3)	1	8	2
Loss on retirement of debt (net of tax)	—	—	11	—

Net income attributable to HCA Holdings, Inc., excluding losses (gains) on sales of facilities and loss on retirement of debt (a)	420	392	786	933
Depreciation and amortization	425	420	849	837
Interest expense	462	448	934	890
Provision for income taxes	268	215	480	539
Net income attributable to noncontrolling interests	114	94	208	193

Adjusted EBITDA (a)	$1,689	$1,569	$3,257	$3,392

Diluted earnings per share:
Net income attributable to HCA Holdings, Inc.	$0.91	$0.85	$1.66	$2.03
Losses (gains) on sales of facilities	—	—	0.02	—
Loss on retirement of debt	—	—	0.02	—

Net income attributable to HCA Holdings, Inc., excluding losses (gains) on sales of facilities and loss on retirement of debt (a)	$0.91	$0.85	$1.70	$2.03

Shares used in computing diluted earnings per share (000)	463,184	458,621	462,782	458,467

(a)	Net income attributable to HCA Holdings, Inc., excluding losses (gains) on sales of facilities and loss on retirement of debt and Adjusted EBITDA should not be considered as measures of financial performance under generally accepted accounting principles (“GAAP”). We believe net income attributable to HCA Holdings, Inc., excluding losses (gains) on sales of facilities and loss on retirement of debt and Adjusted EBITDA are important measures that supplement discussions and analysis of our results of operations. We believe it is useful to investors to provide disclosures of our results of operations on the same basis used by management. Management relies upon net income attributable to HCA Holdings, Inc., excluding losses (gains) on sales of facilities and loss on retirement of debt and Adjusted EBITDA as the primary measures to review and assess operating performance of its hospital facilities and their management teams.

Management and investors review both the overall performance (including; net income attributable to HCA Holdings, Inc., excluding losses (gains) on sales of facilities and loss on retirement of debt and GAAP net income attributable to HCA Holdings, Inc.) and operating performance (Adjusted EBITDA) of our health care facilities. Adjusted EBITDA and the Adjusted EBITDA margin (Adjusted EBITDA divided by revenues) are utilized by management and investors to compare our current operating results with the corresponding periods during the previous year and to compare our operating results with other companies in the health care industry. It is reasonable to expect that losses (gains) on sales of facilities and losses on retirement of debt will occur in future periods, but the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our health care facilities and complicate period comparisons of our results of operations and operations comparisons with other health care companies.

Net income attributable to HCA Holdings, Inc., excluding losses (gains) on sales of facilities and loss on retirement of debt and Adjusted EBITDA are not measures of financial performance under GAAP, and should not be considered as alternatives to net income attributable to HCA Holdings, Inc. as a measure of operating performance or cash flows from operating, investing and financing activities as a measure of liquidity. Because net income attributable to HCA Holdings, Inc., excluding losses (gains) on sales of facilities and loss on retirement of debt and Adjusted EBITDA are not measurements determined in accordance with GAAP and are susceptible to varying calculations, net income attributable to HCA Holdings, Inc., excluding losses (gains) on sales of facilities and loss on retirement of debt and Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.

HCA Holdings, Inc.

Condensed Consolidated Balance Sheets

(Dollars in millions)

	June 30,	March 31,	December 31,
	2013	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$462	$594	$705
Accounts receivable, net	4,915	4,877	4,672
Inventories	1,152	1,104	1,086
Deferred income taxes	401	385	385
Other	861	827	915

Total current assets	7,791	7,787	7,763

Property and equipment, at cost	30,077	29,764	29,527
Accumulated depreciation	(16,848)	(16,620)	(16,342)

	13,229	13,144	13,185

Investments of insurance subsidiaries	405	423	515
Investments in and advances to affiliates	120	107	104
Goodwill and other intangible assets	5,534	5,541	5,539
Deferred loan costs	264	274	290
Other	591	606	679

	$27,934	$27,882	$28,075

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$1,657	$1,691	$1,768
Accrued salaries	1,036	969	1,120
Other accrued expenses	1,871	1,893	1,849
Long-term debt due within one year	1,456	1,438	1,435

Total current liabilities	6,020	5,991	6,172

Long-term debt	26,744	27,170	27,495
Professional liability risks	960	970	973
Income taxes and other liabilities	1,695	1,763	1,776

EQUITY (DEFICIT)
Stockholders’ deficit attributable to HCA Holdings, Inc.	(8,823)	(9,323)	(9,660)
Noncontrolling interests	1,338	1,311	1,319

Total deficit	(7,485)	(8,012)	(8,341)

	$27,934	$27,882	$28,075

HCA Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2013 and 2012

(Dollars in millions)

	2013	2012
Cash flows from operating activities:
Net income	$975	$1,124
Adjustments to reconcile net income to net cash provided by operating activities:
Changes in operating assets and liabilities	(2,335)	(1,927)
Provision for doubtful accounts	1,777	1,835
Depreciation and amortization	849	837
Income taxes	183	326
Losses sales of facilities	12	3
Loss on retirement of debt	17	—
Amortization of deferred loan costs	28	29
Share-based compensation	51	23
Other	(3)	7

Net cash provided by operating activities	1,554	2,257

Cash flows from investing activities:
Purchase of property and equipment	(896)	(784)
Acquisition of hospitals and health care entities	(23)	(139)
Disposition of hospitals and health care entities	31	6
Change in investments	102	35
Other	(4)	(4)

Net cash used in investing activities	(790)	(886)

Cash flows from financing activities:
Issuance of long-term debt	—	1,350
Net change in revolving credit facilities	(20)	(820)
Repayment of long-term debt	(768)	(608)
Distributions to noncontrolling interests	(196)	(191)
Payment of debt issuance costs	(5)	(19)
Distributions to stockholders	(10)	(982)
Income tax benefits	61	71
Other	(69)	(27)

Net cash used in financing activities	(1,007)	(1,226)

Change in cash and cash equivalents	(243)	145
Cash and cash equivalents at beginning of period	705	373

Cash and cash equivalents at end of period	$462	$518

Interest payments	$909	$854
Income tax payments, net	$226	$141

HCA Holdings, Inc.

Operating Statistics

	Second Quarter		For the Six Months Ended June 30,
	2013	2012	2013	2012
Operations:
Number of Hospitals	161	163	161	163
Number of Freestanding Outpatient Surgery Centers	114	110	114	110
Licensed Beds at End of Period	41,792	41,817	41,792	41,817
Weighted Average Licensed Beds	41,842	41,789	41,855	41,765

Reported:
Admissions	433,000	428,200	877,200	871,500
% Change	1.1%		0.6%
Equivalent Admissions	708,700	700,800	1,416,700	1,411,900
% Change	1.1%		0.3%
Revenue per Equivalent Admission	$11,924	$11,576	$11,922	$11,699
% Change	3.0%		1.9%
Inpatient Revenue per Admission	$11,811	$11,363	$11,765	$11,566
% Change	3.9%		1.7%

Patient Days	2,049,600	2,012,300	4,222,800	4,131,200
% Change	1.9%		2.2%
Equivalent Patient Days	3,355,700	3,293,800	6,819,900	6,692,500
% Change	1.9%		1.9%

Inpatient Surgery Cases	126,500	126,700	251,200	255,000
% Change	-0.2%		-1.5%
Outpatient Surgery Cases	222,200	219,800	433,300	437,300
% Change	1.1%		-0.9%

Emergency Room Visits	1,726,400	1,714,200	3,475,700	3,402,600
% Change	0.7%		2.1%

Outpatient Revenues as a Percentage of Patient Revenues	37.7%	38.8%	37.1%	37.8%

Average Length of Stay	4.7	4.7	4.8	4.7

Occupancy	53.8%	52.9%	55.7%	54.3%
Equivalent Occupancy	88.1%	86.7%	90.0%	88.0%

Same Facility:
Admissions	432,200	426,800	874,900	868,900
% Change	1.3%		0.7%
Equivalent Admissions	704,900	697,500	1,407,800	1,405,000
% Change	1.1%		0.2%
Revenue per Equivalent Admission	$11,891	$11,558	$11,899	$11,685
% Change	2.9%		1.8%
Inpatient Revenue per Admission	$11,813	$11,389	$11,775	$11,578
% Change	3.7%		1.7%

Inpatient Surgery Cases	126,500	126,200	250,800	254,000
% Change	0.2%		-1.3%
Outpatient Surgery Cases	216,800	216,700	423,300	432,300
% Change	0.0%		-2.1%
Emergency Room Visits	1,720,200	1,706,100	3,459,200	3,382,500
% Change	0.8%		2.3%